UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2010

Healthmed Services Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-152439	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1250 Oakmead, #210, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 4285689

1905 South Eastern Avenue, Las Vegas, Nevada
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 7, 2010, we effected a one (1) old for thirty (30) new forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 25,000,000 shares of common stock with a par value of $0.001 to 750,000,000 shares of common stock with a par value of $0.001 and our outstanding share capital increased from 6,070,000 shares of common stock to 182,100,000 shares of common stock.

Item 7.01 Regulation FD Disclosure

The forward stock split becomes effective with the Over-the-Counter Bulletin Board at the opening for trading on June 10, 2010 under the new stock symbol “HEMED”. The “D” will be removed 20 business days from June 10, 2010. Our new CUSIP number is 422246306.

Item 9.01 Financial Statements and Exhibits

3.01	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHMED SERVICES LTD.

/s/ Natalie Bannier
Natalie Bannister
Chief Executive Officer

Date: June 10, 2010